As filed with the Securities and Exchange Commission on May 31, 2001
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                    TXU CORP.
                       (FORMERLY TEXAS UTILITIES COMPANY)
             (Exact name of registrant as specified in its charter)

           Texas                                          75-2669310
(State or other jurisdiction of               (IRS Employer Identification No.)
 incorporation or organization)

              ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS 75201
               (Address of Principal Executive Offices) (Zip Code)

                            ------------------------

                                TXU DEFERRED AND
                           INCENTIVE COMPENSATION PLAN
            (FORMERLY DEFERRED AND INCENTIVE COMPENSATION PLAN OF THE
                        TEXAS UTILITIES COMPANY SYSTEM)
                            (Full title of the plan)

                            ------------------------

                           ROBERT A. WOOLDRIDGE, Esq.
                        Worsham Forsythe Wooldridge LLP
                          1601 Bryan Street, 30th Floor
                               Dallas, Texas 75201
                                 (214) 979-3000

                             PETER B. TINKHAM, Esq.
                        Secretary and Assistant Treasurer
                                  Energy Plaza
                                1601 Bryan Street
                               Dallas, Texas 75201
                                 (214) 812-4600

                           ROBERT J. REGER, JR., Esq.
                            Thelen Reid & Priest LLP
                               40 West 57th Street
                            New York, New York 10019
                                 (212) 603-2000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

====================================== ================== ===================== ==================== ==================
                                                               Proposed              Proposed
                                          Amount to Be      Maximum Offering     Maximum Aggregate        Amount of
Title of Securities to Be Registered     Registered (1)    Price Per Share (2)   Offering Price (2)   Registration Fee
-------------------------------------- ------------------ --------------------- -------------------- ------------------
Common Stock, without par value         1,000,000 shares         $47.065            $47,065,000            $11,766
-------------------------------------- ------------------ --------------------- -------------------- ------------------
Preference Stock Purchase Rights        1,000,000 rights          N/A(3)               N/A(3)               N/A(3)
====================================== ================== ===================== ==================== ==================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 ("1933 Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated, pursuant to Rule 457(c) and (h) of the 1933 Act, solely for the purpose of determining the registration fee (based on the average ($47.065 per share) of the highest and the lowest sale price of TXU Corp.'s common stock on the NYSE composite tape on May 23, 2001.

(3) Since no separate consideration is paid for the Rights, the registration fee for such securities is included in the fee for the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.
================================================================================

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                  REGISTRATION STATEMENTS ON FORM S-8 FILE NOS.
                   33-48880, 33-59757, 333-32841 AND 333-93183

     Pursuant to General Instruction E of Form S-8, the contents of Registration Statements on Form S-8 File Nos. 33-48880, 33-59757, 333-32841 and 333-93183
filed with the Securities and Exchange Commission on June 30, 1992, June 5, 1995, August 5, 1997 and December 21, 1999, respectively, are incorporated by reference herein.

                                    EXHIBITS
                                    --------

           PREVIOUSLY FILED*
           -----------------
         WITH FILE        AS
EXHIBIT  NUMBER         EXHIBIT    DESCRIPTION
-------  ---------      -------    -----------
4        1-2833            1       Rights Agreement, dated as of February 19,
         Form 8-A                  1999, between the Company and The Bank of
         (filed Feb. 26,           New York, which includes as Exhibit A thereto
         1999)                     the form of Statement of Resolution
                                   Establishing the Series A Preference Stock,
                                   Exhibit B thereto the form of a Right
                                   Certificate and Exhibit C thereto the Summary of Rights to Purchase Series A Preference
                                   Stock.

5(a)                               Opinion of Thelen Reid & Priest LLP.

5(b)                               Opinion of Worsham Forsythe Wooldridge LLP.

15 Letter of Deloitte & Touche LLP regarding unaudited interim financial information.

23(a)                              Consent of Deloitte & Touche LLP.

23(b)                              Consent of PricewaterhouseCoopers.

23(c) Consents of Thelen Reid & Priest LLP and Worsham Forsythe Wooldridge LLP are contained in Exhibits 5(a) and 5(b), respectively.

24                                 Power of Attorney (see signature page).

*Incorporated herein by reference.

                                POWER OF ATTORNEY

     Each director and/or officer of TXU Corp. whose signature appears below hereby appoints the Agents for Service named in this registration statement, and each of them severally, as his/her attorney-in-fact to sign in his/her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and on its behalf.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on May 31, 2001.

                                    TXU CORP.


                                        By   /s/ Erle Nye
                                          -------------------------------------
                                              (Erle Nye, Chairman of the Board
                                                     and Chief Executive)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

            SIGNATURE                          TITLE                    DATE
            ---------                          -----                    ----

         /s/  Erle Nye
---------------------------------------
(Erle Nye, Chairman of the Board         Principal Executive
    and Chief Executive)                 Officer and Director       May 31, 2001


      /s/  Michael J. McNally
---------------------------------------
  (Michael J. McNally, Executive Vice    Principal Financial
 President and Chief Financial Officer)  Officer                    May 31, 2001


       /s/  Biggs C. Porter
---------------------------------------  Principal Accounting
    (Biggs C. Porter, Controller)        Officer                    May 31, 2001


          /s/  D.C. Bonham
---------------------------------------
          (Derek C. Bonham)              Director                   May 31, 2001


        /s/  J.S. Farrington
---------------------------------------
          (J.S. Farrington)              Director                   May 31, 2001


       /s/  William M. Griffin
---------------------------------------
         (William M. Griffin)            Director                   May 31, 2001


          /s/  Kerney Laday
---------------------------------------
             (Kerney Laday)              Director                   May 31, 2001


         /s/  Jack E. Little
---------------------------------------
           (Jack E. Little)              Director                   May 31, 2001


        /s/  Margaret N. Maxey
---------------------------------------
          (Margaret N. Maxey)            Director                   May 31, 2001


        /s/  J.E. Oesterreicher
---------------------------------------
          (J.E. Oesterreicher)           Director                   May 31, 2001


         /s/  Charles R. Perry
---------------------------------------
           (Charles R. Perry)            Director                   May 31, 2001


       /s/  Herbert H. Richardson
---------------------------------------
          (Herbert H. Richardson)        Director                   May 31, 2001

                                POWER OF ATTORNEY

     The Plan hereby appoints the Agents for Service named in this registration statement, and each of them severally, as its attorney-in-fact to sign its name and behalf and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement.

                                   SIGNATURES

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Organization and Compensation Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and the State of Texas, on May 31, 2001.

                                        TXU DEFERRED AND
                                        INCENTIVE COMPENSATION PLAN


                                        By   /s/ Peter B. Tinkham
                                          --------------------------------------
                                            (Peter B. Tinkham, Administrator)

                                  EXHIBIT INDEX
                                  -------------

           PREVIOUSLY FILED*
           -----------------
         WITH FILE        AS
EXHIBIT  NUMBER         EXHIBIT    DESCRIPTION
-------  ---------      -------    -----------
4        1-2833            1       Rights Agreement, dated as of February 19,
         Form 8-A                  1999, between the Company and The Bank of
         (filed Feb. 26,           New York, which includes as Exhibit A thereto
         1999)                     the form of Statement of Resolution
                                   Establishing the Series A Preference Stock,
                                   Exhibit B thereto the form of a Right
                                   Certificate and Exhibit C thereto the Summary of Rights to Purchase Series A Preference
                                   Stock.

5(a)                               Opinion of Thelen Reid & Priest LLP.

5(b)                               Opinion of Worsham Forsythe Wooldridge LLP.

15 Letter of Deloitte & Touche LLP regarding unaudited interim financial information.

23(a)                              Consent of Deloitte & Touche LLP.

23(b)                              Consent of PricewaterhouseCoopers.

23(c) Consents of Thelen Reid & Priest LLP and Worsham Forsythe Wooldridge LLP are contained in Exhibits 5(a) and 5(b), respectively.

24                                 Power of Attorney (see signature page).

*Incorporated herein by reference.